UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2018

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Technology Park Drive
Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

KADANT INC.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 2, 2019, Kadant Inc. (the “Company”), completed its previously announced acquisition (the “Acquisition”) of the equity interests of LLCP PCS Alternative Syntron, LLC and Syntron Material Handling Group, LLC (together, the “Acquired Companies”) from entities affiliated with Levine Leichtman Capital Partners Private Capital Solutions, L.P. (“LLCP”), pursuant to the Equity Purchase Agreement, dated as of December 9, 2018 (the “Acquisition Agreement”), by and between the Acquired Companies, PCS Alternative Corp Seller 1, LLC, PCS Alternative Corp Seller 2, LLC, SMH Equity, LLC, the Company and LLCP, solely in its capacity as the representative of the sellers as set forth in the Acquisition Agreement.

The cash consideration paid at the closing of the Acquisition was approximately $179 million, subject to certain customary adjustments, as further described in the Acquisition Agreement, and was funded with amounts received under the Company’s Amended and Restated Credit Agreement, dated as of March 1, 2017 (the “Credit Agreement”), as amended by the first amendment and limited consent dated as of May 24, 2017, and as further amended by the second amendment dated as of December 14, 2018 (the “Second Amendment”), by and among the Company, certain of its subsidiaries, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and Citizens Bank, N.A., as Administrative Agent and as Multicurrency Administrative Agent (together, the “Agents”), and subject to the limited consent dated as of December 9, 2018 (the “Limited Consent”), as described in Item 2.03 below.

Pursuant to the Acquisition Agreement, a portion of the cash consideration of approximately $1.4 million has been deposited into an escrow fund to satisfy certain customary post-closing adjustments and indemnity obligations, if any.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 31, 2018, in order to finance the Acquisition purchase price paid at closing, the Company borrowed an aggregate amount of $180 million under its existing credit facility pursuant to the terms of the Credit Agreement (such borrowings, the “Acquisition Borrowings”). As previously disclosed, in connection with the Acquisition, the Company, certain of its subsidiaries, the Lenders and the Agents entered into the Limited Consent which, among other things, agreed to limit the funding conditions set forth in the applicable sections of the Credit Agreement with respect to the Acquisition Borrowings, provided that the Acquisition is consummated and funded within 120 days of the date of execution of the Limited Consent. The principal amount outstanding on the Acquisition Borrowings is due on December 14, 2023, and interest accrues and is payable in accordance with the terms set forth in the Credit Agreement.

The Company’s obligations under the Credit Agreement, including but not limited to payment of Acquisition Borrowings on the terms specified therein, may be accelerated upon the occurrence of any of the customary events of default under the Credit Agreement, including without limitation, failure to make required payments when due, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, failure to pay certain indebtedness, bankruptcy- and insolvency-related defaults, non-compliance with the Employment Retirement Income Security Act (ERISA), unsatisfied judgments in excess of $10,000,000, a change of control transaction, and the failure of guarantees to be enforceable. The affirmative and negative covenants applicable to the Company and its subsidiaries under the Credit Agreement include, without limitation, compliance with financial covenants, applicable law and contractual obligations; maintenance of corporate existence and property; and limitations on indebtedness, liens, fundamental changes, dispositions of property, restricted payments, swap agreements, investments and other specified transactions.

The Acquisition Borrowings are guaranteed by certain of the Company’s domestic subsidiaries pursuant to an amended and restated guarantee agreement, dated as of March 1, 2017, and such guarantees were acknowledged and reaffirmed by those certain subsidiaries pursuant to the Second Amendment.

The foregoing description of the Credit Agreement and related guarantee agreement do not purport to be a complete statement of the parties' rights under those agreements and are qualified in their entirety by reference to the full text of the agreements, which were filed as Exhibits 99.1 and 99.2 to Kadant’s Current Report on Form 8-K on March 7, 2017 with the Securities and Exchange Commission.

The foregoing description of the Limited Consent and the Second Amendment do not purport to be a complete statement of the parties' rights under those agreements and are qualified in their entirety by reference to the full text of the agreements, which will be filed as exhibits to Kadant's Annual Report on Form 10-K for the fiscal year ended December 29, 2018 with the Securities and Exchange Commission.

KADANT INC.

The information contained above under Item 2.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company on January 2, 2019 announcing the completion of the Acquisition is furnished with this Form 8-K and attached hereto as Exhibit 99.

The information contained in this Item 7.01 (including Exhibit 99) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date for which Item 2.01 of this Current Report on Form 8-K is required to be filed.

(b)    Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date for which Item 2.01 of this Current Report on Form 8-K is required to be filed.

(d)     Exhibits.

The following exhibit relating to Item 7.01 shall be deemed to be furnished and not filed.

Exhibit No.	Description

99	Press Release, dated January 2, 2019, announcing the completion of the Acquisition.

KADANT INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: January 2, 2019	By	/s/ Michael J. McKenney
Michael J. McKenney Executive Vice President and Chief Financial Officer

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